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                                                                     Exhibit 4.1

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  Number                                                               Shares
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                  AQUATIC CELLULOSE INTERNATIONAL CORPORATION
                                 COMMON STOCK
              INCORPORATED UNDER THE LAWS OF THE STATE OF OREGON
                         AUTHORIZED SHARES 50,000,000


This Certifies That                                            CUSIP 038389-10-2


is the Registered Owner of



     Transferable on the books of the Corporation in person or by attorney upon surrender of this Certificate duly endorsed or assigned. This Certificate and the shares represented hereby are subject to the laws of the State of Oregon, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This Certificate is not valid until countersigned by the Transfer Agent.
     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:


                                    [SEAL]


/s/ [ILLEGIBLE]^^                                            /s/ [ILLEGIBLE]^^
-----------------                                            -----------------
   Secretary                                                      President


COUNTERSIGNED:

                                                     OTR, INC.
                 317 S.W. Alder, #1120, Portland, Oregon 97204
                                                TRANSFER AGENT


                                          /s/ Robert E. Roach
                                          --------------------
                                          AUTHORIZED SIGNATURE